UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 27, 2011 (October 21, 2011)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Ascent Solar, Inc. (the "Company") held a Special Meeting of Stockholders ("Special Meeting") on October 27, 2011. The matters voted upon at the Special Meeting and the results of such voting are set forth below.

Proposal 1 - TO APPROVE THE ISSUANCE OF 9,500,000 SHARES OF COMMON STOCK UPON EXERCISE OF THE OPTION GRANTED TO TFG RADIANT INVESTMENT GROUP LTD. IN CONNECTION WITH THE STRATEGIC ALLIANCE DESCRIBED IN THIS PROXY STATEMENT.

Votes For	Votes Against	Abstain	Broker Non-Votes
11,948,202	272,003	18,197	10,996,265

Proposal 1 was approved.

Proposal 2 - APPROVAL OF AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES .

Votes For	Votes Against	Abstain	Broker Non-Votes
27,636,531	1,926,926	71,210	—

Proposal 2 was approved.

Item 8.01	Other Events.
Legal Proceedings.

On October 21, 2011, the Company was notified that a complaint (the “Lawsuit”) was filed by Jefferies & Company, Inc. (“Jefferies”) against the Company in state court located in the County and State of New York.

In December 2010, Ascent and Jefferies entered into an engagement agreement (the “Fee Agreement”) pursuant to which Jefferies was hired to act as the Company's financial advisor in relation to certain potential transactions. In the Lawsuit, Jefferies claims that it is entitled to receive an investment banking fee of $3 million (plus expense reimbursement of approximately $49,000) under the Fee Agreement in connection with the August 2011 investment and strategic alliance transaction (the “Financing”) between Ascent and TFG Radiant Investment Group Ltd. and its affiliates (“TFG Radiant”).

At the August 12, 2011 closing of the Financing, Ascent received aggregate proceeds of $7,360,000 from the sale to TFG Radiant of 6,400,000 shares of the Company's common stock (the “Tranche 1 Shares”) at a price of $1.15 per share. TFG Radiant also received an option to purchase an additional 9,500,000 shares of Ascent stock (the “Tranche 2 Shares”) at a price of $1.55 per share. The Company has not received any proceeds from the option for the Tranche 2 Shares because such option is not currently exercisable.

Ascent has paid Jefferies the fees it believes are owed under the Fee Agreement, which are a $100,000 retainer and approximately $49,000 of out-of-pocket expenses. Ascent believes that the Financing is not a covered transaction under the Fee Agreement and, accordingly, that the Lawsuit is without merit. The Company intends to vigorously defend the Lawsuit.

This proceeding is subject to the uncertainties inherent in any litigation. It is subject to many uncertainties and to outcomes that are not predictable with assurance and that may not be known for an extended period of time. We record a liability in our financial statements for costs related to claims, including future legal costs, settlements and judgments, where we have assessed that a loss is probable and an amount can be reasonably estimated. It is not possible to predict the outcome for this legal proceeding. If the Lawsuit is determined adversely to Ascent, the costs associated with this proceeding could have a material adverse effect on our results of operations, financial position or cash flows of a future period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

October 27, 2011	By:	/s/ Gary Gatchell
Name: Gary Gatchell
Title: Chief Financial Officer and Secretary